                                                                    EXHIBIT 12.1

                 THE GOLDMAN SACHS GROUP, L.P. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                                            THREE MONTHS ENDED
                                    YEAR ENDED NOVEMBER                          FEBRUARY
                       ----------------------------------------------   ---------------------------
                        1994     1995      1996      1997      1998         1998           1999
                        ----     ----      ----      ----      ----         ----           ----
                                      ($ IN MILLIONS)

Net earnings.........  $  500   $ 1,348   $ 2,399   $ 2,746   $ 2,428      $  884         $1,007
Add:
  Provision for
     taxes...........       8        20       207       268       493         138            181
  Portion of rents
     representative
     of an interest
     factor..........      27        29        28        29        35           8             11
  Interest expense on
     all
     indebtedness....   8,915     9,841    11,160    12,986    13,958       3,431          2,861
                       ------   -------   -------   -------   -------      ------         ------
Earnings, as
  adjusted...........  $9,450   $11,238   $13,794   $16,029   $16,914      $4,461         $4,060
                       ======   =======   =======   =======   =======      ======         ======
Fixed charges:
  Portion of rents
     representative
     of an interest
     factor..........  $   27   $    29   $    28   $    29   $    35      $    8         $   11
  Interest expense on
     all
     indebtedness....   8,915     9,841    11,160    12,986    13,958       3,431          2,861
                       ------   -------   -------   -------   -------      ------         ------
Fixed charges........  $8,942   $ 9,870   $11,188   $13,015   $13,993      $3,439         $2,872
                       ======   =======   =======   =======   =======      ======         ======
Ratio of earnings to
  fixed charges......    1.06x     1.14x     1.23x     1.23x     1.21x       1.30x          1.41x
                       ======   =======   =======   =======   =======      ======         ======
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